POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Cathleen Anderson, Deanna Butler, Remie Solano, Eva DeVito and Mike Forman, as the undersigned's true and lawful attomeys-in -fact to:

execute for and on behalf Ofthe undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934. as amended (the "Exchange Act"), and the rules thenundcr of CrowdStnke Holdings, Inc. (the 'Company"), Forms 3. 4 and 5, including any amendments thereto, in accordance With Section 16(a) ofthe Exchange Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(3) take any other action of any type whatsoe'A2r in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to. in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by my of such attorneys-in-fact on behalf of the undcßigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attomeys-in-fact.

The undersigned hereby grants to each such attomey-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present- With full power of subsütution or revocation, hereby ratifying and confirming all that any of such attomeys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done bv virtue of this Power of Attorney and the nghts and powers herein granted. undersigned acknowledges that the foregoing attorneys-in-fact. in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 ofthe Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to bc executed as ofthis day of January, 2023.

Signature:

Johanna	Flower

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